Exhibit 99.1

WisdomTree Announces Third Quarter 2017 Results

$0.06 diluted EPS for the quarter

Declares $0.08 quarterly dividend

New York, NY – (GlobeNewswire) – October 27, 2017 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $8.0 million or $0.06 diluted EPS in the third quarter. This compares to net income of $8.0 million or $0.06 diluted EPS in the third quarter of last year and net income of $12.1 million or $0.09 diluted EPS in the second quarter of 2017 (as adjusted, $7.8 million1 or $0.06 diluted EPS1).

WisdomTree CEO and President Jonathan Steinberg said, “The pace of change in the wealth management industry continues to accelerate. During the quarter, we made further progress building out our suite of technology-driven solutions designed to help financial intermediaries modernize their practices, generate better outcomes for their clients, operate more efficiently and drive growth in their franchises. The combination of these value-added technology solutions and our broad offering of differentiated, strong-performing and competitively-priced ETFs should allow WisdomTree to continue to foster deeper relationships with a broader range of financial intermediaries and generate long-term value for shareholders.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	June 30, 2017	Sept. 30, 2016
Operating Highlights
U.S. listed ETFs ($, in billions):
AUM	$44.4	$43.2	$37.7	2.8%	17.8%
Net inflows/(outflows)	$(0.6)	$0.6	$(2.4)	n/a	(74.0%)
Average AUM	$43.5	$43.0	$38.7	1.3%	12.4%
Average advisory fee	0.50%	0.50%	0.51%	—	(0.01)
Market share of industry inflows	n/a	0.1%	n/a	n/a	n/a
European listed ETPs ($, in millions):
AUM	$1,765.5	$1,455.8	$1,018.8	21.3%	73.3%
Net inflows/(outflows)	$235.2	$146.8	$33.1	60.2%	609.9%
Average AUM	$1,563.4	$1,361.5	$1,013.0	14.8%	54.3%
Average advisory fee	0.62%	0.62%	0.66%	—	(0.04)
Canadian listed ETFs ($, in millions):
AUM	$205.5	$91.5	$68.4	124.6%	200.3%
Net inflows/(outflows)	$96.7	$15.3	$68.5	533.1%	41.2%
Average AUM	$129.3	$84.9	$68.2	52.3%	89.6%
Average advisory fee	0.28%[2]	0.42%	0.47%	(0.14)	(0.19)

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results
Advisory fees	$57.6	$56.1	$51.6	2.6%	11.7%
Net income	$8.0	$12.1	$8.0	(34.1%)	0.3%
Diluted earnings per share	$0.06	$0.09	$0.06	$(0.03)	$0.00
Pre-tax margin	26.7%	35.0%	27.5%	(8.3)	(0.8)
Non-GAAP[1]:
Net income, as adjusted	n/a	$7.8	n/a	n/a	n/a
Diluted earnings per share, as adjusted	n/a	$0.06	n/a	n/a	n/a
Pre-tax margin, as adjusted	n/a	27.1%	n/a	n/a	n/a
U.S. Business segment
Gross margin[1]	82.0%	82.4%	80.8%	(0.4)	1.2
Pre-tax margin	33.4%	41.5%	34.1%	(8.1)	(0.7)
Pre-tax margin, as adjusted[1]	n/a	34.0%	n/a	n/a	n/a

Recent Business Developments

Company News

•	In August 2017, the Company announced the cross-listing of three UCITS ETFs in Mexico on the Bolsa Mexicana de Valores.

•	In October 2017, the Company announced that 72 of its U.S.-listed ETFs will be added to the TD Ameritrade’s expanded commission-free ETF trading platform; and the Company announced the launch of the WisdomTree IQCIO Risk-Managed Model Portfolios, available for Key Investment Services LLC (KIS) Financial Advisors through the Envestnet Wealth Management Platform.

U.S. Listed Product News

•	In August 2017, the Company announced the addition of China A Shares exposure to two Emerging Markets Indexes tracked by the WisdomTree Emerging Markets ex-State-Owned Enterprises Fund (XSOE) and the WisdomTree China ex-State-Owned Enterprises Fund (CXSE).

•	In October 2017, the Company announced the ETF share splits of four WisdomTree ETFs – the WisdomTree U.S. MidCap Dividend Fund (DON), the WisdomTree U.S. SmallCap Dividend Fund (DES), the WisdomTree U.S. Earnings 500 Fund (EPS) and the WisdomTree U.S. Total Earnings Fund (EXT).

European Listed Product News

•	In September 2017, the Company announced the launch of a global equity model portfolio to demonstrate how its UCITS ETFs can be combined to access a broad equity exposure similar to that of the MSCI ACWI index.

•	In October 2017, three of the Company’s UCITS ETFs celebrated their third anniversary since listing on the London Stock Exchange, including the WisdomTree Europe Equity Income UCITS ETF, the WisdomTree Europe SmallCap Dividend UCITS ETF and the WisdomTree US Equity Income UCITS ETF. The WisdomTree US SmallCap Dividend UCITS ETF also celebrated its third anniversary since listing on the Borsa Italiana.

Canadian Listed Product News

•	In August 2017, the Company announced the addition of a non-hedged unit class to the WisdomTree Europe Hedged Equity Index ETF (EHE.B).

•	In September 2017, the Company announced the launch of three new ETFs – the WisdomTree Canada Quality Dividend Growth Index ETF (DGRC), the WisdomTree Emerging Markets Dividend Index ETF (EMV.B) and the WisdomTree U.S. MidCap Dividend Index ETF (UMI & UMI.B) – on the Toronto Stock Exchange.

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) was $44.4 billion at September 30, 2017, up 2.8% from June 30, 2017 due to market appreciation, partly offset by net outflows. European listed ETP’s AUM was $1.8 billion at September 30, 2017, up 21.3% from June 30, 2017 due to net inflows and market appreciation. Canadian listed ETF’s AUM was $205.5 million at September 30, 2017, up 124.6% from June 30, 2017 also due to net inflows and market appreciation.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative strategy ETFs against actively managed and index based mutual funds and ETFs, 94.2% of the $41.0 billion invested in our ETFs and 70.1% (47 of 67) of our ETFs covered by Morningstar outperformed their comparable Morningstar average since inception as of September 30, 2017.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Third Quarter Financial Discussion

Revenues

Advisory fees of $57.6 million increased 11.7% from the third quarter of 2016 due to an increase in our average global AUM, partly offset by lower average U.S. advisory fees due to a change in product mix. Our average global AUM increased primarily due to market appreciation of our U.S. listed ETFs and net inflows into certain of our U.S. listed ETFs (including within our U.S. equity, international equity, emerging markets and alternative strategy ETFs), European listed ETPs and Canadian listed ETFs. These increases were partly offset by outflows primarily in our two largest U.S. listed ETFs. The changes in product mix resulted in our average U.S. advisory fees for our U.S. listed ETFs declining from 0.51% for the third quarter of 2016 to 0.50% for the third quarter of 2017. Advisory fees increased 2.6% from the second quarter of 2017 on higher average global AUM primarily due to market appreciation, partly offset by net outflows. Our average U.S. advisory fees were unchanged from the second quarter of 2017.

A settlement gain of $6.9 million was recorded during the second quarter of 2017 representing the fair value of the preferred stock of Tradeworx, Inc. (“Tradeworx”) that the Company received in connection with the resolution of a dispute regarding its ownership stake in Tradeworx.

Other income increased 74.6% from the third quarter of 2016 to $0.4 million primarily due to higher interest earned on our investments. Other income was essentially unchanged from the second quarter of 2017.

Margins

Gross margin for our U.S. Business segment, which is U.S. advisory fee revenue less U.S. fund management and administration expenses and U.S. third-party sharing arrangements, was 82.0%1 in the third quarter of 2017 as compared to 80.8%1 in the third quarter of 2016 and 82.4%1 in the second quarter of 2017. The increase from the third quarter of 2016 was primarily due to higher revenues. The decrease from the second quarter of 2017 was due to higher expenses partly offset by higher advisory fee revenue.

Pre-tax margin was 26.7% in the third quarter of 2017 as compared to 27.5% in the third quarter of 2016 and 35.0% in the second quarter of 2017 (as adjusted 27.1%1). Pre-tax margin for our U.S. Business segment was 33.4% in the third quarter of 2017 as compared to 34.1% in the third quarter of 2016 and 41.5% in the second quarter of 2017 (as adjusted, 34.0%1).

Expenses

Total expenses were $42.5 million for the third quarter of 2017, up 13.1% from the third quarter of 2016 and up 3.1% from the second quarter of 2017.

•	Compensation and benefits expense increased 27.2% from the third quarter of 2016 and 5.8% from the second quarter of 2017 to $19.5 million primarily due to higher accrued incentive compensation and other headcount related expenses. Headcount of our U.S. Business segment was 165, 166 and 159 and our International Business segment was 43, 46 and 43 at September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

•	Fund management and administration expense increased 4.7% from the third quarter of 2016 and 7.4% from the second quarter of 2017 to $10.9 million primarily attributable to higher average global AUM partly offset by a lower number of U.S. listed ETFs. We had 87 U.S. listed ETFs, 85 European ETPs and 11 Canadian ETFs at the end of the quarter.

•	Marketing and advertising expense decreased 7.9% from the third quarter of 2016 and 13.4% from the second quarter of 2017 to $3.3 million primarily due to lower levels of advertising related activities within our U.S. Business segment.

•	Sales and business development expense increased 17.6% from the third quarter of 2016 and 6.7% from the second quarter of 2017 to $3.6 million primarily due to higher spending on sales related activities within our U.S. Business segment.

•	Professional and consulting fees were unchanged from the third quarter of 2016. This expense decreased 15.2% from the second quarter of 2017 to $1.0 million primarily due to lower professional fees within our U.S. Business Segment.

•	Our estimated effective income tax rate for the third quarter of 2017 of 48.5% resulted in income tax expense of $7.5 million. Our tax rate differs from the federal statutory tax rate of 35% primarily due to a valuation allowance on foreign net operating losses and state and local income tax expense.

Nine Month Results

Total revenues increased 4.4% to $176.0 million primarily due to the settlement gain of $6.9 million recorded during the second quarter of 2017 and higher interest earned on our investments. Advisory fees were slightly lower despite our higher average global AUM due to a decline in our average U.S. ETF advisory fees resulting from changes in product mix.

Total expenses increased 1.5% to $123.5 million. This increase was primarily due to higher compensation expense due to higher accrued incentive compensation and other headcount related expenses partly offset by the acquisition payment expense of $6.7 million recorded in the prior year.

Balance Sheet

As of September 30, 2017, the Company had total assets of $247.6 million which consisted primarily of cash and cash equivalents of $70.2 million, securities owned of $68.4 million, securities held-to-maturity of $23.3 million, investments of $31.9 million and accounts receivable of $19.7 million. There were approximately 136.9 million shares of common stock outstanding as of September 30, 2017. Fully diluted weighted average shares outstanding were 135.9 million for the quarter.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on November 22, 2017 to stockholders of record as of the close of business on November 8, 2017.

Conference Call

WisdomTree will discuss its quarterly results and operational highlights during a conference call on Friday, October 27, 2017 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Net outflows in our two largest ETFs – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – have had, and in the future could continue to have, a negative impact on our revenues.

•	Declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenues and operating margins.

•	We derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to the performance of these products and our ability to maintain the AUM of these products, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•	Much of our AUM is held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to foreign currency exchange rate risks.

•	Many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe, Canada and Japan (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $47.5 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

1	See “Non-GAAP Financial Measurements.”

2	Average ETF advisory fee for our Canadian listed ETFs declined from 0.42% at June 30, 2017 to 0.28% at September 30, 2017 due to management fee rebates provided to initial seed capital providers.

Contact Information:

Investor Relations

WisdomTree Investments, Inc.

Jason Weyeneth, CFA

+1.917.267.3858

jweyeneth@wisdomtree.com

Media Relations

WisdomTree Investments, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016	% Change
Revenues:
Advisory fees	$57,574	$56,114	$51,553	2.6%	11.7%	$166,950	$168,099	-0.7%
Settlement gain	—	6,909	—	n/a	n/a	6,909	—	n/a
Other income	412	405	236	1.7%	74.6%	2,154	549	292.3%

Total revenues	57,986	63,428	51,789	-8.6%	12.0%	176,013	168,648	4.4%
Expenses:
Compensation and benefits	19,492	18,421	15,328	5.8%	27.2%	55,787	44,897	24.3%
Fund management and administration	10,862	10,112	10,372	7.4%	4.7%	30,574	31,037	-1.5%
Marketing and advertising	3,314	3,825	3,600	-13.4%	-7.9%	10,676	11,998	-11.0%
Sales and business development	3,617	3,389	3,075	6.7%	17.6%	9,968	9,356	6.5%
Professional and consulting fees	1,035	1,221	1,035	-15.2%	0.0%	3,814	5,235	-27.1%
Occupancy, communications and equipment	1,378	1,371	1,469	0.5%	-6.2%	4,102	3,932	4.3%
Depreciation and amortization	353	352	332	0.3%	6.3%	1,042	978	6.5%
Third-party sharing arrangements	710	670	622	6.0%	14.1%	2,312	2,238	3.3%
Acquisition payment	—	—	—	n/a	n/a	—	6,738	n/a
Other	1,729	1,842	1,731	-6.1%	-0.1%	5,195	5,186	0.2%

Total expenses	42,490	41,203	37,564	3.1%	13.1%	123,470	121,595	1.5%

Income before taxes	15,496	22,225	14,225	-30.3%	8.9%	52,543	47,053	11.7%
Income tax expense	7,520	10,120	6,270	-25.7%	19.9%	25,582	23,375	9.4%

Net income	$7,976	$12,105	$7,955	-34.1%	0.3%	$26,961	$23,678	13.9%

Net income per share – basic	$0.06	$0.09	$0.06			$0.20	$0.17
Net income per share – diluted	$0.06	$0.09	$0.06			$0.20	$0.17
Weighted average common shares – basic	134,709	134,557	134,046			134,552	134,541
Weighted average common shares – diluted	135,933	135,574	135,190			135,768	135,583

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(in thousands)

(Unaudited)

The following table sets forth the pre-tax operating results for the Company’s U.S. Business and International Business segments. The U.S. Business segment represents the results of the Company’s U.S. operations and Japan sales office. The results of the Company’s European and Canadian operations are reported as the International Business segment.

U.S. Business Segment

	Three Months Ended			% Change From		Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016	% Change
Revenues:
Advisory fees	$54,749	$53,641	$49,568	2.1%	10.5%	$159,416	$162,721	-2.0%
Settlement gain	—	6,909	—	n/a	n/a	6,909	—	n/a
Other income	590	508	323	16.1%	82.7%	2,410	931	158.9%

Total revenues	55,339	61,058	49,891	-9.4%	10.9%	168,735	163,652	3.1%
Expenses:
Compensation and benefits	16,967	15,910	13,416	6.6%	26.5%	47,947	39,756	20.6%
Fund management and administration	9,168	8,782	8,866	4.4%	3.4%	26,277	27,465	-4.3%
Marketing and advertising	2,795	3,253	3,036	-14.1%	-7.9%	9,117	10,489	-13.1%
Sales and business development	3,218	2,824	2,881	14.0%	11.7%	8,652	8,611	0.5%
Professional and consulting fees	796	1,013	823	-21.4%	-3.3%	3,131	4,428	-29.3%
Occupancy, communications and equipment	1,257	1,232	1,272	2.0%	-1.2%	3,717	3,514	5.8%
Depreciation and amortization	340	339	327	0.3%	4.0%	1,009	963	4.8%
Third-party sharing arrangements	705	670	622	5.2%	13.3%	2,302	2,238	2.9%
Other	1,600	1,725	1,616	-7.2%	-1.0%	4,871	4,862	0.2%

Total expenses	36,846	35,748	32,859	3.1%	12.1%	107,023	102,326	4.6%

Income before taxes	$18,493	$25,310	$17,032	-26.9%	8.6%	$61,712	$61,326	0.6%

Pre-tax margin	33.4%	41.5%	34.1%			36.6%	37.5%

International Business Segment

	Three Months Ended			% Change From		Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016	% Change
Revenues:
Advisory fees	$2,825	$2,473	$1,985	14.2%	42.3%	$7,534	$5,378	40.1%
Other income/(loss)	(178)	(103)	(87)	72.8%	104.6%	(256)	(382)	-33.0%

Total revenues	2,647	2,370	1,898	11.7%	39.5%	7,278	4,996	45.7%
Expenses:
Compensation and benefits	2,525	2,511	1,912	0.6%	32.1%	7,840	5,141	52.5%
Fund management and administration	1,694	1,330	1,506	27.4%	12.5%	4,297	3,572	20.3%
Marketing and advertising	519	572	564	-9.3%	-8.0%	1,559	1,509	3.3%
Sales and business development	399	565	194	-29.4%	105.7%	1,316	745	76.6%
Professional and consulting fees	239	208	212	14.9%	12.7%	683	807	-15.4%
Occupancy, communications and equipment	121	139	197	-12.9%	-38.6%	385	418	-7.9%
Depreciation and amortization	13	13	5	0.0%	160.0%	33	15	120.0%
Third-party sharing arrangements	5	—	—	n/a	n/a	10	—	n/a
Acquisition payment	—	—	—	n/a	n/a	—	6,738	n/a
Other	129	117	115	10.3%	12.2%	324	324	0.0%

Total expenses	5,644	5,455	4,705	3.5%	20.0%	16,447	19,269	-14.6%

Loss before taxes	$(2,997)	$(3,085)	$(2,807)	-2.9%	6.8%	$(9,169)	$(14,273)	-35.8%

Pre-tax margin	n/a	n/a	n/a			n/a	n/a

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept. 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,221	$92,722
Securities owned, at fair value	68,412	58,907
Securities held-to-maturity	2,999	3,994
Accounts receivable	19,734	17,668
Prepaid expenses	3,707	3,346
Other current assets	625	555

Total current assets	165,698	177,192
Fixed assets, net	11,004	11,748
Securities held-to-maturity	20,334	18,502
Deferred tax asset, net	6,151	9,826
Investments, carried at cost	31,909	20,000
Goodwill	1,799	1,799
Intangible asset	9,953	9,953
Other noncurrent assets	800	747

Total assets	$247,648	$249,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$14,416	$13,584
Compensation and benefits payable	14,990	14,652
Income taxes payable	3,608	4,700
Acquisition payable	—	3,537
Securities sold, but not yet purchased, at fair value	—	1,248
Accounts payable and other liabilities	6,922	5,806

Total current liabilities	39,936	43,527
Deferred rent payable	4,736	4,896

Total liabilities	44,672	48,423

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized: Issued and outstanding: 136,923 and 136,475 at September 30, 2017 and December 31, 2016, respectively	1,369	1,365
Additional paid-in capital	225,795	224,739
Accumulated other comprehensive income/(loss)	528	(44)
Accumulated deficit	(24,716)	(24,716)

Total stockholders’ equity	202,976	201,344

Total liabilities and stockholders’ equity	$247,648	$249,767

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	Sept. 30, 2017	Sept. 30, 2016
Cash flows from operating activities:
Net income	$26,961	$23,678
Adjustments to reconcile net income to net cash provided by operating activities:
Settlement gain	(6,909)	—
Deferred income taxes	3,823	14,761
Stock-based compensation	10,558	11,092
Depreciation and amortization	1,042	978
Other	524	(248)
Changes in operating assets and liabilities:
Securities owned, at fair value	1,146	—
Accounts receivable	(1,969)	10,207
Prepaid expenses	(361)	(1,370)
Other assets	(31)	(1)
Acquisition payable	(3,545)	(218)
Fund management and administration payable	561	414
Compensation and benefits payable	115	(18,944)
Income taxes payable	(628)	2,260
Securities sold, but not yet purchased, at fair value	(1,249)	—
Accounts payable and other liabilities	1,041	1,336

Net cash provided by operating activities	31,079	43,945

Cash flows from investing activities:
Purchase of fixed assets	(253)	(654)
Purchase of securities held-to-maturity	(3,009)	(6,048)
Purchase of securities available-for-sale	(76,776)	—
Purchase of investment	(5,000)	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	2,162	13,579
Proceeds from sales and maturities of securities available-for-sale	65,067	—
Acquisition less cash acquired	—	(11,818)

Net cash used in investing activities	(17,809)	(4,941)

Cash flows from financing activities:
Dividends paid	(32,825)	(32,748)
Shares repurchased	(4,178)	(39,116)
Proceeds from exercise of stock options	53	107

Net cash used in financing activities	(36,950)	(71,757)

Increase in cash flows due to changes in foreign exchange rate	1,179	815

Net decrease in cash and cash equivalents	(22,501)	(31,938)
Cash and cash equivalents – beginning of period	92,722	210,070

Cash and cash equivalents – end of period	$70,221	$178,132

Supplemental disclosure of cash flow information:
Cash paid for taxes	$22,130	$6,664

NON-CASH INVESTING ACTIVITY

On June 20, 2017, the Company was issued newly authorized preferred stock of Tradeworx and a warrant to purchase additional preferred stock in connection with the resolution of a dispute related to the Company’s ownership stake in Tradeworx. The fair value of the preferred stock was $6,909 and is included within Investments on the Consolidated Balance Sheets. The fair value of the warrant was determined to be insignificant.

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
U.S. LISTED ETFs (in millions)
Beginning of period assets	$43,183	$41,940	$38,046
Inflows/(outflows)	(619)	605	(2,381)
Market appreciation/(depreciation)	1,834	638	2,039

End of period assets	$44,398	$43,183	$37,704

Average assets during the period	$43,523	$42,961	$38,710
Revenue days	92	91	92
Number of ETFs – end of the period	87	90	93
ETF Industry and Market Share (in billions)
ETF industry net inflows	$83.6	$112.0	$91.3
WisdomTree market share of industry inflows	n/a	0.1%	n/a
Average ETF advisory fee during the period
Alternative strategy ETFs	0.57%	0.60%	0.78%
Emerging markets equity ETFs	0.70%	0.70%	0.71%
International developed equity ETFs	0.55%	0.56%	0.56%
International hedged equity ETFs	0.53%	0.53%	0.54%
Currency ETFs	0.50%	0.50%	0.50%
Fixed income ETFs	0.40%	0.42%	0.47%
U.S. equity ETFs	0.35%	0.35%	0.35%

Blended total	0.50%	0.50%	0.51%

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	$812,604	$774,487	$560,063
Inflows/(outflows)	129,742	102,783	92,045
Market appreciation/(depreciation)	37,262	(64,666)	(4,611)

End of period assets	$979,608	$812,604	$647,497

Average assets during the period	$870,773	$735,295	$575,248
Average ETP advisory fee during the period	0.77%	0.78%	0.82%
Number of ETPs – end of the period	68	68	67
Total UCITS ETFs (in thousands)
Beginning of period assets	$643,199	$576,503	$391,900
Inflows/(outflows)	105,504	44,022	(58,908)
Market appreciation/(depreciation)	37,196	22,674	38,315

End of period assets	$785,899	$643,199	$371,307

Average assets during the period	$692,666	$626,177	$437,767
Average UCITS ETF advisory fee during the period	0.44%	0.44%	0.44%
Number of UCITS ETFs – end of the period	17	17	16
CANADIAN LISTED ETFs* (in thousands)
Beginning of period assets	$91,490	$72,927	$—
Inflows/(outflows)	96,745	15,280	68,531
Market appreciation/(depreciation)	17,234	3,283	(104)

End of period assets	$205,469	$91,490	$68,427

Average assets during the period	$129,284	$84,879	$68,177
Average ETF advisory fee during the period	0.28%[2]	0.42%	0.47%
Number of ETFs – end of the period	11	8	6
Headcount – U.S. Business segment	165	166	159
Headcount – International segment	43	46	43

* ETFs inception date is July 14, 2016.

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•	Gross margin and gross margin percentage (U.S. Business segment). We disclose our gross margin and gross margin percentage for our U.S. Business segment separately from the start up stage of our international businesses (Europe and Canada) to allow investors to better understand and track the performance and operating efficiency of our core U.S. operations, which make up the vast majority of our operating and financial results. We disclose U.S. Business segment gross margin, which we define as U.S. advisory fees less U.S. fund management and administration expenses and U.S. third-party sharing arrangements, and U.S. Business segment gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third party service providers to operate our ETPs and third party marketing agents whose fees are associated with our AUM level. Management tracks gross margin and gross margin percentage to analyze the profitability of our products.

•	Consolidated and U.S. Business segment operating results and pre-tax margin for the second quarter of 2017 excluding a pre-tax gain of $6.9 million (or $4.3 million after-tax) associated with the settlement of a dispute with a third party. We exclude this gain when analyzing our results as it is a one-time, non-recurring item and not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended
Gross Margin and Gross Margin Percentage (U.S. Business segment):	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
Advisory fees	$54,749	$53,641	$49,568
Less: Fund management and administration	(9,168)	(8,782)	(8,886)
Less: Third-party sharing arrangements	(705)	(670)	(622)

U.S. Gross margin	$44,876	$44,189	$40,060

U.S. Gross margin percentage	82.0%	82.4%	80.8%

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share (Consolidated):	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
Net income, as reported	n/a	$12,105	n/a
Less: Settlement gain, net of income taxes of $2,653	n/a	(4,256)	n/a

Adjusted net income	n/a	$7,849	n/a
Weighted average common shares—diluted	n/a	135,574	n/a

Adjusted net income per share—diluted	n/a	$0.06	n/a

	Three Months Ended
Adjusted Pre-tax Margin (Consolidated):	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
Total revenues	n/a	$63,428	n/a
Less: Settlement gain, before income taxes	n/a	(6,909)	n/a

Adjusted revenues	n/a	$56,519	n/a

Income before income taxes	n/a	$22,225	n/a
Less: Settlement gain, before income taxes	n/a	(6,909)	n/a

Adjusted income before income taxes	n/a	$15,316	n/a

Adjusted pre-tax margin	n/a	27.1%	n/a

	Three Months Ended
Adjusted Pre-tax Margin (U.S. Business Segment)	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
Total revenues	n/a	$61,058	n/a
Less: Settlement gain, before income taxes	n/a	(6,909)	n/a

Adjusted revenues	n/a	$54,149	n/a

Income before income taxes	n/a	$25,310	n/a
Less: Settlement gain, before income taxes	n/a	(6,909)	n/a

Adjusted income before income taxes	n/a	$18,401	n/a

Adjusted pre-tax margin	n/a	34.0%	n/a